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EXHIBIT 10.4

             Amendment to Schedule B of the Asset Purchase Agreement
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                                     Between
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              Silver Mountain Financial, LLC AND DLR Funding, Inc.
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This Amendment replaces the original Schedule B from the Asset Purchase
Agreement dated March 9, 2006 in its entirety.

EXHIBIT B: PAYMENT TERMS -Amendment

On the Closing Date, Purchaser shall deliver to Seller the following:
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In exchange for all the assets of Seller, Purchaser will deliver the equivalent of Seven Million, Four Hundred Nine Thousand, Two Hundred Sixty Four dollars ($7,409,264) worth of Common shares of DLR Funding Inc. of which will be paid as follows:

Common stock, in the amount of Three Million, Seven Hundred Four Thousand, Six Hundred Thirty Two (3,704,632) shares, convertible to Preferred Stock, Class B-15 in the equivalent dollar value of $2 per Preferred share to $1 per Common share, all shares subject to Rule 144.



The parties to this Amendment have caused this Agreement to be executed and delivered as of May 3, 2006.

SELLER                                           PURCHASER

Silver Mountain Funding, LLC                     DLR Funding, Inc.

By: /s/ Virginia Brinkman                        By: /s/ Albert Reda
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Print Name: Virginia Brinkman, Manager           Print Name: Albert Reda, CEO

By: /s/ Thomas Anderson
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By: Thomas Anderson, Manager


By: /s/ Rick Anderson
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By: Rick Anderson, Manager